UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 31, 2013

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

351 EAST EVELYN AVENUE

MOUNTAIN VIEW, CA 94041

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Anthony P. Zook as Chief Executive Officer and Director

On August 31, 2013, Anthony P. Zook resigned from the position of Chief Executive Officer of VIVUS, Inc, or the Company, and from the board of directors, or the Board, of the Company effective as of September 3, 2013. Mr. Zook will continue to serve in an advisory role to the newly appointed Chief Executive Officer until September 13, 2013. The Board approved compensation to Mr. Zook for his service to the Company equal to the pro rated amount of an annual base salary of $650,000 from July 22, 2013 to September 13, 2013.

On September 3, 2013, the Company issued a press release announcing the resignation of Mr. Zook from the position of Chief Executive Officer and from the Board. A copy of the press release is filed with this Current Report on Form 8-K and attached hereto as Exhibit 99.1.

Appointment of Seth H. Z. Fischer as Chief Executive Officer and Director

On August 31, 2013, the Board appointed Seth H. Z. Fischer, age 57, to serve as the Chief Executive Officer of the Company and as a member of the Board effective as of September 3, 2013. Mr. Fischer served in positions of increasing responsibility with Johnson & Johnson, a public healthcare company, until his retirement in 2012. Most recently Mr. Fischer served as Company Group Chairman Johnson & Johnson, Worldwide Franchise Chairman Cordis Corporation from 2008 to 2012, which included responsibility for Cordis and Biosense Webster. Previously, he served as Company Group Chairman North America Pharmaceuticals from 2004 to 2007. In this position he had responsibilities for Ortho-McNeil Pharmaceuticals, Janssen and Scios. Prior to this position, Mr. Fischer served as President of Ortho-McNeil Pharmaceuticals from 2000 to 2004. Since April 2013, Mr. Fischer has served on the board of Trius Therapeutics, Inc., a public pharmaceutical company. Mr. Fischer holds a Bachelor of General Studies from Ohio University.

On September 3, 2013, Mr. Fischer and the Company entered into an employment agreement, or the Employment Agreement. The Employment Agreement has an initial term of four (4) years, renewing annually thereafter unless either party provides notice of nonrenewal.  The Employment Agreement provides that Mr. Fischer will receive an annual base salary of $650,000, which will be subject to review by the Company’s Compensation Committee and may be increased from time to time. He is also eligible for an annual bonus under the Company’s Annual Bonus Plan with a target amount of 80% of annual base salary. The actual amount of the annual bonus will be determined by the Compensation Committee subject to the achievement of performance objectives.

Mr. Fischer was granted a stock option to purchase 1,000,000 shares of the Company’s common stock effective as of September 3, 2013 at an exercise price equal to the fair market value of the Company’s common stock on the effective date of grant, of which 1/36th of the total number of shares subject to the option shall vest each month after September 3, 2013, subject to Mr. Fischer’s continued service to the Company on such dates. Upon the closing of a Change of Control (as defined in the Employment Agreement), the vesting and exercisability of the option award granted to Mr. Fischer will automatically vest in full and become exercisable.

Mr. Fischer will also receive housing assistance and related benefits of up to $50,000, a car allowance, as well as other compensation and benefit programs consistent with senior executives of the Company. In the event Mr. Fischer decides not to enroll in the Company’s medical plan, the Company shall provide Mr. Fischer $15,000 annually, payable in equal monthly installments during the term of his employment for such medical benefits.

If Mr. Fischer’s employment is terminated at any time prior to June 3, 2014 either (i) by the Company other than for Cause (as defined in the Employment Agreement), non-renewal or due to Mr. Fischer’s death or Disability (as defined in the Employment Agreement) or (ii) voluntarily by Mr. Fischer for Good Reason (as defined in the Employment Agreement), then Mr. Fischer will be entitled to receive severance benefits as follows: (i) monthly severance payments for a 6 month severance period following termination equal to Mr. Fischer’s monthly base salary immediately prior to employment termination (determined after disregarding any reduction in base salary that constitutes Good Reason); (ii) monthly severance payments during the 6 month severance period equal to 1/12th of Mr. Fischer’s target bonus for the fiscal year in which the termination occurs; (iii) a lump sum cash payment equal to the prorated amount of Mr. Fischer’s target bonus for the fiscal year in which the termination occurs; and (iv) the unpaid portion of the annual bonus, if any, relating to any year prior to the calendar year of Mr. Fischer’s termination of employment.

If Mr. Fischer’s employment is terminated at any time on or after June 3, 2014 either (i) by the Company other than for Cause, non-renewal or due to Mr. Fischer’s death or Disability or (ii) voluntarily by Mr. Fischer for Good Reason, then Mr. Fischer will be entitled to receive severance benefits as follows: (i) monthly severance payments during the 12 month severance period equal to Mr. Fischer’s monthly base salary immediately prior to employment termination; (ii) monthly severance payments during the 12 month severance period equal to 1/12th of Mr. Fischer’s target bonus for the fiscal year in which the termination occurs; (iii) a lump sum cash payment equal to the prorated amount of Mr. Fischer’s target bonus for the fiscal year in which the termination occurs; and (iv) the unpaid portion of the annual bonus, if any, relating to any year prior to the calendar year of Mr. Fischer’s termination of employment.

If the Company provides Mr. Fischer with written notice of nonrenewal of his Employment Agreement, then Mr. Fischer will be entitled to receive severance benefits as follows: (i) monthly severance payments for a 6 month severance period following termination equal to Mr. Fischer’s monthly base salary immediately prior to employment termination; (ii)  monthly severance payments during the 6 month severance period equal to 1/12th of Mr. Fischer’s target bonus for the fiscal year in which the termination occurs; (iii) a lump sum cash payment equal to the prorated amount of Mr. Fischer’s target bonus for the fiscal year in which the termination occurs; and (iv) the unpaid portion of the annual bonus, if any, relating to any year prior to the calendar year of Mr. Fischer’s termination of employment.

If Mr. Fischer’s employment is terminated as a result of his death or Disability, then Mr. Fischer will be entitled to receive: (i) a lump sum cash payment equal to the prorated amount of Mr. Fischer’s target bonus for the fiscal year in which the termination occurs; and (ii) the unpaid portion of the annual bonus, if any, relating to any year prior to the calendar year of Mr. Fischer’s termination of employment.

This summary of the Employment Agreement is qualified in its entirety by reference to the provisions of the Employment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

There are no family relationships between Mr. Fischer and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed under Item 404(a) of Regulation S-K.

On September 3, 2013, the Company issued a press release announcing the appointment of Mr. Fischer as Chief Executive Officer and as a member of the Board.  A copy of the press release is filed with this Current Report on Form 8-K and attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
10.1	Employment Agreement dated September 3, 2013 by and between VIVUS, Inc. and Seth H. Z. Fischer.

99.1	Press Release issued by VIVUS, Inc. dated September 3, 2013 announcing the resignation of Anthony P. Zook and the appointment of Seth H. Z. Fischer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

By:	/s/ John L. Slebir
John L. Slebir, Esq.
Vice President, Business Development and General Counsel

Date:  September 4, 2013

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement dated September 3, 2013 by and between VIVUS, Inc. and Seth H. Z. Fischer.

99.1	Press Release issued by VIVUS, Inc. dated September 3, 2013 announcing the resignation of Anthony P. Zook and the appointment of Seth H. Z. Fischer as Chief Executive Officer.